Exhibit 4.13.1

Security Confirmation Agreement

(the “Agreement”)

dated	23 July 2015

between	CEMEX, S.A.B. de C.V.

and	CEMEX México, S.A. de C.V.

and	Interamerican Investments, Inc.

and	Empresas Tolteca de México, S.A. de C.V.

and	Wilmington Trust (London) Limited

acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees (as defined below)

concerning	the confirmation of the pledge of 1’938’958’014 shares in the Company (as defined below)

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THIS SECURITY CONFIRMATION AGREEMENT is entered into between:

(1)	CEMEX, S.A.B. de C.V., Av Constitución 444 Pte. Col., Centro, C.P. 64000, Monterrey, N.L., México (hereinafter “CEMEX”);

(2)	CEMEX México, S.A. de C.V., Av Constitución 444 Pte. Col., Centro, C.P. 64000, Monterrey, N.L., México (hereinafter “CEMEX Mexico”);

(3)	Interamerican Investments, Inc., 1209 Orange Street, Wilmington, County of New Castle, 19801 Delaware, United States (hereinafter “Interamerican”);

(4)	Empresas Tolteca de México, S.A. de C.V. Av Constitución 444 Pte. Col., Centro, C.P. 64000, Monterrey, N.L., México (hereinafter “Tolteca”);

(CEMEX, CEMEX Mexico, Interamerican and Tolteca collectively referred to as the “Pledgors”); and

(5)	Wilmington Trust (London) Limited, 1 King’s Arms Yard, Third Floor, London EC2R 7AF, United Kingdom, acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees (as defined below) (the “Security Agent”).

RECITALS

A)	CEMEX and certain of its subsidiaries as Original Borrowers, Original Guarantors and Original Security Providers (including the Company), the Original Creditors, Citibank International Limited (formerly Citibank International plc) as Agent and Wilmington Trust (London) Limited as Security Agent, among others, entered into a facilities agreement dated 17 September 2012 (each term as defined therein unless defined otherwise in this Agreement) (the “Original Facilities Agreement”). The Original Facilities Agreement subsequently has been amended pursuant to an amendment agreement dated 16 October 2013, a consent request dated 7 February 2014, and an amendment agreement dated 31 October 2014 (collectively, the “Original Facilities Amendments”). In the event that the 2012 Facilities Agreement is not repaid and discharged in full, the Original Facilities Agreement and the Original Facilities Amendments will be amended pursuant to an amendment agreement dated [on or about the date of this Agreement] (the “Facilities Amendment Agreement”, and the Original Facilities Agreement together with the Original Facilities Amendments and the Facilities Amendment Agreement, the “2012 Facilities Agreement”).

B)	On 17 September 2012, the parties of the Original Facilities Agreement also entered into an intercreditor agreement (the “Intercreditor Agreement”).

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C)	In connection with the 2012 Facilities Agreement, the Pledgors and the Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees entered into a Swiss law governed share pledge agreement dated 17 September 2012 regarding the pledge of 1’938’958’014 shares in the Company (the “Share Pledge Agreement”).

D)	The 2012 Facilities Agreement has been refinanced in full by the facilities agreement dated 29 September 2014, made between, among others, CEMEX as Borrower, certain of its subsidiaries as Original Guarantor, as Original Security Provider (including the Company), the Original Creditors, Citibank International Limited (formerly Citibank International plc) as Agent and Wilmington Trust (London) Limited as Security Agent (each term as defined therein unless defined otherwise in this Agreement) (the “Club Loan”).

E)	Among others, CEMEX as the Borrower with Banco Santander (México), S.A., Institutión de Banca Múltiple, Grupo Financiero Santander México and BBVA Securities Inc. as Joint Bookrunners and Citibank International Limited as Agent on or about the date of this Agreement entered into an amendment and restatement agreement in relation to the Club Loan (each term as defined therein unless defined otherwise in this Agreement) (the “Club Loan Amendment and Restatement Agreement” and the Club Loan together with the Club Loan Amendment and Restatement Agreement, the “2014 Facilities Agreement”).

F)	In the event that the 2012 Facilities Agreement is repaid and discharged in full, the Intercreditor Agreement will be amended pursuant to a deed of amendment in respect of the Intercreditor Agreement (the “ICA Deed of Amendment”, and the Intercreditor Agreement together with the ICA Deed of Amendment, the “Amended Intercreditor Agreement”).

G)	It is a condition precedent under the Club Loan Amendment and Restatement Agreement that the Pledgors enter into this Agreement.

H)	In accordance with Cause 11.2 (Finance Parallel Debt (Covenant to pay the Security Agent)) and Clause 11.3 (Notes Parallel Debt (Covenant to pay the Security Agent)) of the Intercreditor Agreement, each Pledgee has appointed the Security Agent to enter into this Agreement as direct representative (direkter Stellvertreter) in the name and for the account of each Pledgee as well as creditor of the Parallel Debt Obligations.

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IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Definitions

Unless defined otherwise herein, capitalized terms and expressions used herein shall have the meaning ascribed to them in the 2014 Facilities Agreement and if not defined therein, as defined in the Intercreditor Agreement and, upon occurrence of the 2015 Amendment Intercreditor Effective Date, in the Amended Intercreditor Agreement. In this Agreement (capitalized terms as defined below):

2012 Facilities Agreement	has the meaning given to such term in Recital (A).

2014 Facilities Agreement	has the meaning given to such term in Recital (E).

2015 Amendment Intercreditor Effective Date	has the meaning given to such term in the 2014 Facilities Agreement.

Amended Intercreditor Agreement	has the meaning given to such term in Recital (F).

Club Loan	has the meaning given to such term in Recital (D).

Club Loan Amendment and Restatement Agreement	has the meaning given to such term in Recital (E).

Company	means CEMEX TRADEMARKS HOLDING Ltd., a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland and registered under number CHE-109.294.363 with the commercial register authority of the Canton of Berne.

Debtor	means the Debtor as defined in the Intercreditor Agreement, the Amended Intercreditor Agreement and each Security Provider as defined in the Intercreditor Agreement and the Amended Intercreditor Agreement.

Effective Date	has the meaning given to such term in the Club Loan Amendment and Restatement Agreement.

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Facilities Amendment Agreement	has the meaning given to such term in Recital (A).

ICA Deed of Amendment	has the meaning given to such term in Recital (F).

Intercreditor Agreement	has the meaning given to such term in Recital (B).

Original Facilities Agreement	has the meaning given to such term in Recital (A).

Original Facilities Amendments	has the meaning given to such term in Recital (A).

Parallel Debt Obligation	means the obligations set out in Clause 11.2 (Finance Parallel Debt (Covenant to pay the Security Agent)) and Clause 11.3 (Notes Parallel Debt (Covenant to pay the Security Agent)) of the Intercreditor Agreement.

Pledge	has the meaning given to such term in the Share Pledge Agreement.

Pledgees	means the Pledgees as defined in the Share Pledge Agreement (including, for the avoidance of doubt, the Secured Parties as defined in the Intercreditor Agreement and, upon occurrence of the 2015 Amendment Intercreditor Effective Date, the Amended Intercreditor Agreement).

Qualifying Senior Facilities Agreement	has the meaning given to such term in the Amended Intercreditor Agreement.

Qualifying Senior Facilities Event	has the meaning given to such term in the Amended Intercreditor Agreement.

Refinancing Equivalent	means in relation to a provision or term of the 2014 Facilities Agreement (a) prior to the first Qualifying Senior Facilities Event, that provision or term, and (b) on and after the occurrence of any Qualifying Senior Facilities Event, the equivalent provision or term of the relevant Qualifying Senior Facilities Agreement, and references to the 2014 Facilities Agreement or the Refinancing Equivalent shall be construed in accordance with this definition.

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Share Pledge Agreement	has the meaning given to such term in Recital (C).

1.2	Interpretation

In this Agreement:

a)	unless the context requires otherwise, references herein to the Security Agent shall be read as references to the Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees;

b)	in the event of a conflict between the terms of this Agreement and the 2014 Facilities Agreement, then (to the extent permitted by law and to the extent the validity and enforceability of the security created under this Agreement is not affected) the terms of the 2014 Facilities Agreement shall prevail;

c)	in the event of a conflict between the terms of this Agreement and the Intercreditor Agreement or, upon the occurrence of the 2015 Amendment Intercreditor Effective Date, the Amended Intercreditor Agreement, then (to the extent the validity and enforceability of the security created under this Agreement is not affected) the terms of the Intercreditor Agreement or, upon the occurrence of the 2015 Amendment Intercreditor Effective Date, the terms of the Amended Intercreditor Agreement shall prevail; and

d)	in the event of a conflict between the terms of this Agreement and any Debt Document other than the 2014 Facilities Agreement or the Intercreditor Agreement (and, upon the occurrence of the 2015 Amendment Intercreditor Effective Date, the Amended Intercreditor Agreement), the terms of this Agreement shall prevail.

2	Confirmation

2.1	Each of the Pledgors hereby confirms for the benefit of the Security Agent and the other Pledgees that the Pledge and other security interests granted in connection with and pursuant to the terms of the Share Pledge Agreement are and continue in full force and effect and hereafter shall continue to secure the Secured Obligations under the and as defined in the Share Pledge Agreement (which includes, inter alia, all obligations owed by the Debtor in relation to the Club Loan and, after the occurrence of the Effective Date, in relation to the 2014 Facilities Agreement, all obligations in relation to the Intercreditor Agreement and, after the occurrence of the 2015 Amendment Intercreditor Effective Date, in relation to the Amended Intercreditor Agreement as well as all obligations in relation to the Qualifying Senior Facilities Agreement upon the occurrence of the Qualifying Senior Facilities Event). For the avoidance of doubt, each party hereby confirms that this Agreement shall not and does not cause a novation (keine Novation) of any of the rights or obligations of any party under the Share Pledge Agreement.

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2.2	Each of the Pledgors and the Security Agent hereby further agree:

a)	that, subject to paragraph c) below, any reference made in the Share Pledge Agreement to the Facilities Agreement (as defined therein) shall be a reference to the 2012 Facilities Agreement, if any amounts are outstanding under it, and, from the Effective Date and prior to the first Qualifying Senior Facilities Event, the 2014 Facilities Agreement and, on or after the occurrence of the Qualifying Senior Facilities Event, a reference to the relevant Qualifying Senior Facilities Agreement;

b)	that, upon the occurrence of the 2015 Amendment Intercreditor Effective Date, any reference made in the Share Pledge Agreement to the Intercreditor Agreement shall be a reference to the Amended Intercreditor Agreement; and

c)	that Clauses 13.1 and 13.2 of the Share Pledge Agreement shall forthwith read as follows:

(i)	if there are any amounts outstanding under the 2012 Facilities Agreement:

13.1	Costs and Expenses

With respect to costs and expenses, Clause 17 (Costs and Expenses) of the Facilities Agreement shall apply and the provisions thereof are incorporated herein by reference (with such conforming changes as necessary for interpretation being deemed to be made for the purposes of this Agreement).

13.2	Notices

All notices or other communications to be given under or in connection with the Agreement shall be made pursuant to, and in accordance with, the provisions of the Finance Documents, in particular clause 33 (Notices) of the Facilities Agreement and clause 18 (Notices) of the Intercreditor Agreement.

(ii)	from the 2015 Amendment Intercreditor Effective Date:

13.1	Costs and Expenses

With respect to costs and expenses, Clause 18 (Costs and Expenses) of the 2014 Facilities Agreement or the Refinancing Equivalent shall apply and the provisions thereof are incorporated herein by reference (with such conforming changes as necessary for interpretation being deemed to be made for the purposes of this Agreement).

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13.2	Notices

All notices or other communications to be given under or in connection with the Agreement shall be made pursuant to, and in accordance with, the provisions of the Finance Documents, in particular clause 35 (Notices) of the 2014 Facilities Agreement or any Refinancing Equivalent and clause 18 (Notices) of the Intercreditor Agreement.

3	Credit Facility Document and Security Document

The parties agree that this Agreement is a Debt Document, Finance Document and a Transaction Security Document.

4	Waivers and Amendments

a)	No failure on the part of the Security Agent to exercise, or delay on its part in exercising any right under this Agreement or the Share Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of a right under this Agreement or the Share Pledge Agreement preclude any further or other exercise of that or any other right under the Debt Documents.

b)	Any amendment or waiver of this Agreement or any provision of this Agreement shall only be binding if agreed in writing by the parties hereto.

5	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, this shall not affect or impair (i) the validity or enforceability in that jurisdiction of any other provision of this Agreement or (ii) the validity or enforceability in any other jurisdiction of that or any other provision of this Agreement. The illegal, invalid or unenforceable provision shall be replaced by a legal, valid and enforceable provision which approximates as closely as possible to the economic purpose of the illegal, invalid or unenforceable provision. The same shall apply mutatis mutandis in case of omissions.

6	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

7	Law and Jurisdiction

a)	This Agreement shall in all respects, including all the rights in rem aspects, be governed by, and construed in accordance with, the substantive laws of Switzerland (under the exclusion of the conflict of law rules, including the Swiss Federal Statute on Private International Law of 18 December 1987, as amended).

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b)	Each party submits to the exclusive jurisdiction of the ordinary courts of the city of Zurich (ordentliche Gerichte der Stadt Zürich), Switzerland, venue being Zurich 1 (and if permitted to the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich)), with the right to appeal to the Swiss Federal Court (Schweizerisches Bundesgericht) in Lausanne as provided by law, whose judgment shall be final, for all purposes relating to this Agreement. The Security Agent and each of the other Pledgees reserve the right to bring an action against the Pledgors at each of the Pledgors’ place of domicile or before any other competent court, in which case Swiss law shall nevertheless be applicable as provided in Article 7 a) above.

Signatures on next page

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CEMEX, S.A.B. de C.V.

/s/ Roger Saldaña
Name: Roger Saldaña	Name:
Title: Attorney-in-Fact	Title:

CEMEX México, S.A. de C.V.

/s/ Roger Saldaña
Name: Roger Saldaña	Name:
Title: Attorney-in-Fact	Title:

Interamerican Investments, Inc.

/s/ Roger Saldaña
Name: Roger Saldaña	Name:
Title: Attorney-in-Fact	Title:

Empresas Tolteca de México, S.A. de C.V.

/s/ Roger Saldaña
Name: Roger Saldaña	Name:
Title: Attorney-in-Fact	Title:

Wilmington Trust (London) Limited

as Pledgee and Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees

/s/ Paul Barton
Name: Paul Barton	Name:
Title: Director	Title: